UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 14, 2010

Chordiant Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34179	93-1051328
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20400 Stevens Creek Boulevard, Suite 400

Cupertino, California 95014

(Address of Principal Executive Offices, Including Zip Code)

(408) 517-6100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On March 14, 2010, Chordiant Software, Inc., a Delaware corporation (the “Company”) entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with Pegasystems Inc., a Massachusetts corporation (“Pegasystems”) and Maple Leaf Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Pegasystems (“Acquisition Sub”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Acquisition Sub will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $.001 per share, of the Company (“Common Stock”), including all preferred share purchase rights issued pursuant to the Rights Agreement, dated as of July 10, 2008, between the Company and American Stock Transfer & Trust Co. LLC, as amended from time to time, at a price per share of Common Stock of $5.00, as may be adjusted pursuant to the Merger Agreement (the “Per Share Amount”), net to the seller in cash, without interest, and less any required withholding taxes, on the terms and subject to the conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, Acquisition Sub was granted an option to acquire certain additional shares of Common Stock directly from the Company on the terms and subject to the conditions set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the acceptance for payment of shares in the Offer and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Acquisition Sub will merge with and into the Company (the “Merger”). As a result of the Merger, the separate corporate existence of Acquisition Sub will cease, and the Company will continue as the surviving corporation and as a wholly-owned subsidiary of Pegasystems. In the Merger, the shares of Common Stock not purchased pursuant to the Offer will, other than shares held by Pegasystems or Acquisition Sub or by stockholders of the Company who have validly exercised their appraisal rights under Delaware law, be converted into the right to receive the Per Share Amount.

The obligation of Acquisition Sub to accept for payment and pay for the shares tendered in the Offer is subject to the satisfaction or waiver of a number of closing conditions set forth in the Merger Agreement, including among others, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. In addition, it is also a condition to Acquisition Sub’s obligation to accept for payment and pay for the shares tendered in the Offer that at least a majority of the outstanding shares of Common Stock (determined on a fully diluted basis but disregarding any outstanding stock options to purchase shares of Company Stock having an exercise price per share greater than the Per Share Amount) shall have been validly tendered (and not withdrawn) in accordance with the terms of the Offer.

The completion of the Merger is subject to customary closing conditions, and, depending on the number of shares held by Pegasystems and Acquisition Sub after Acquisition Sub’s acceptance of the shares properly tendered in connection with the Offer, adoption of the Merger Agreement by the holders of the outstanding shares of Common Stock remaining after the completion of the Offer may be required.

Pursuant to the Merger Agreement, the Company has agreed to carry on its business in the ordinary course during the period from the date of the Merger Agreement to the completion of the Offer. The Company has also agreed not to solicit or engage in discussions with third parties regarding other proposals to acquire the Company, subject to specified exceptions. The Merger Agreement also includes termination provisions for both Pegasystems and the Company. In connection with the termination of the Merger Agreement under specified circumstances involving competing transactions or a change in the Company’s Board of Directors’ recommendation of the transaction to the Company’s stockholders, the Company may be required to pay Pegasystems a termination fee of $5,600,000.

A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in the confidential disclosure schedule that the Company delivered in connection with signing the Merger Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedule. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to investors and security holders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

As an inducement for Pegasystems and Acquisition Sub to enter into the Merger Agreement, each of the directors and executive officers of the Company entered into tender and voting agreements with Pegasystems and Acquisition Sub dated as of March 14, 2010 (the “Tender Agreements”). Pursuant to the Tender Agreements, each such person agreed, among other things, to tender such person’s shares of Common Stock in the Offer and, if necessary, vote such shares in favor of the adoption of the Merger Agreement and against an alternative transaction. The Tender Agreements terminate upon any termination of the Merger Agreement in accordance with its terms. The foregoing description of the Tender Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Tender Agreement, which is filed as Exhibit 2.2 hereto and is incorporated herein by reference.

A copy of the press release issued by the Company and Pegasystems on March 15, 2010 concerning the foregoing is filed herewith as Exhibit 99.1.

Item 3.03.	Material Modification to Rights of Security Holders.

On March 14, 2010, the Company entered into Amendment No. 1 to Rights Agreement, by and between American Stock Transfer & Trust Co. LLC (the “Rights Agent”) and the Company (the “Amendment”). The Amendment amends the terms of that certain Rights Agreement, dated as of July 10, 2008, by and between the Company and the Rights Agent (the “Rights Agreement”). The Amendment provides that the Merger Agreement, the Offer, the Merger or the consummation of any other transaction contemplated by the Merger Agreement will not trigger the distribution and/or exercise of the Rights (as defined in the Rights Agreement). The Amendment provides that, among other things, (i) no Distribution Date (as defined in the Rights Agreement) or Shares Acquisition Date (as defined in the Rights Agreement) will occur as a result of, among other things, the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the acceptance for payment or purchase of Common Stock by Acquisition Sub pursuant to the Offer, (ii) neither Pegasystems nor any of its affiliates or associates will be or become an Acquiring Person (as defined in the Rights Agreement) as a result of, among other things, the approval, execution, delivery or performance of the Merger Agreement or the consummation of the transactions contemplated thereby, including the acceptance for payment or purchase of Common Stock by Acquisition Sub pursuant to the Offer, and (iii) the Rights will expire immediately prior to the Effective Time (as defined in the Merger Agreement).

A copy of the Amendment is attached as Exhibit 4.1 to this report and is incorporated herein by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment.

Additional Information About the Proposed Transaction and Where To Find It

This report is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. Stockholders of the Company are urged to read the relevant tender offer documents when they become available because they will contain important information that stockholders should consider before making any decision regarding tendering their shares in the Offer. At the time the Offer is commenced, Acquisition Sub will file tender offer materials with the U.S. Securities and Exchange Commission, and the Company will file a Solicitation/Recommendation Statement with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other offer documents) and the Solicitation/Recommendation Statement will contain important information, which should be read carefully before any decision is made with respect to the tender offer. The Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all stockholders of the Company at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the Commission’s web site at www.sec.gov. Free copies of these documents will be made available by Pegasystems (with respect to documents filed by Pegasystems with the SEC), or from the Company (with respect to documents filed by the Company with the SEC).

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other offer documents, as well as the Solicitation/Recommendation Statement, the Company and Pegasystems file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by the Company or Pegasystems at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. the Company’s and Pegasystems’s filings with the Commission are also available to the public from commercial document-retrieval services and at the website maintained by the Commission at http://www.sec.gov.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc.

2.2	Form of Tender and Voting Agreement, dated March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and certain stockholders of Chordiant Software, Inc.

4.1	Amendment to Rights Agreement, dated March 14, 2010, by and between Chordiant Software, Inc. and American Stock Transfer & Trust Co. LLC

99.1	Joint Press Release of Pegasystems Inc. and Chordiant Software, Inc., dated March 15, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHORDIANT SOFTWARE, INC.

Dated: March 15, 2010	By:	/s/ STEVEN R. SPRINGSTEEL
Steven R. Springsteel
Chairman, President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and Chordiant Software, Inc.

2.2	Form of Tender and Voting Agreement, dated March 14, 2010, by and among Pegasystems Inc., Maple Leaf Acquisition Corp. and certain stockholders of Chordiant Software, Inc.

4.1	Amendment to Rights Agreement, dated March 14, 2010, by and between Chordiant Software, Inc. and American Stock Transfer & Trust Co. LLC

99.1	Joint Press Release of Pegasystems Inc. and Chordiant Software, Inc., dated March 15, 2010